Exhibit 32.1

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, James M. Papada, III, Chief Executive Officer of Technitrol, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Periodic Report"), which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Technitrol, Inc.

Dated:  February 25, 2005

                                            /s/ James M. Papada, III
                                            ------------------------
                                            James M. Papada, III

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Technitrol, Inc., and will be retained by Technitrol, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.